EXHIBIT 10.3

AMENDMENT NO. 8 AND AGREEMENT

                This AMENDMENT NO. 8 AND AGREEMENT (“Agreement”) entered into and made effective as of January 16, 2008 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006, and as amended by the Amendment No. 2, Assignment and Agreement dated as of April 28, 2006, Amendment No. 3 entered into on May 12, 2006 but made effective as of March 31, 2006, Amendment No. 4 dated as of June 30, 2006, Amendment No. 5 and Agreement dated as of March 6, 2007, Amendment No. 6 dated as of August 13, 2007, and Amendment No. 7 and Agreement dated as of September 7, 2007 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

B.            The Borrower intends to sell certain workover rigs and other related equipment, each as more particularly described in the attached Schedule A (the “Rig Assets”) and to effect such sale (the “Rig Sale”), the Borrower intends to transfer such assets to a newly created, indirect subsidiary held by W.O. Operating Company, Ltd. (“W.O. Operating”) and W.O. Operating intends to sell 100% of the equity interests that it holds in such new subsidiary to the intended purchasers of the Rig Assets.

C.            The anticipated Rig Sale transaction, including the creation of the new subsidiary in connection therewith, is limited by the terms of the Credit Agreement.

D.            Therefore, in order to address the provisions of the Credit Agreement which (i) require the Borrower to take certain action upon the creation of a new subsidiary and (ii) limit the Borrower’s ability to sell or transfer the Rig Assets, the Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                          Amendments to Credit Agreement.

(a)                                            Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Amendment No. 8” means that certain Amendment No. 8 and Agreement dated as of January 16, 2008 and which amends this Agreement.

“Rig Subsidiary” means W.O. Transition, L.C., a Texas limited liability company and a wholly owned, indirect Subsidiary of the Borrower formed in connection with a proposed sale of the Rig Assets.

“Rig Sale” means the sale of the Equity Interests in the Rig Subsidiary to one or more unaffiliated third parties on or before February 28, 2007.

“Rig Assets” means certain workover rigs and other equipment, as more particularly described in Schedule A attached to Amendment No. 8.

(b)                                           Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Subsidiary” in its entirety and replacing it with the following:

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that (a) Tri-Flow shall not be considered a Subsidiary of the Borrower or any Guarantor and (b) Rig Subsidiary shall not be considered a Subsidiary of the Borrower or any Guarantor.

(c)                                            Section 6.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.04                            Merger or Consolidation; Asset Sales.  The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) merge or consolidate with or into any other Person without the prior consent of all of the Lenders; provided that the Borrower or any Subsidiary may merge or may be consolidated into the Borrower or any Guarantor if the Borrower or such Guarantor is the surviving entity; or (b) sell, lease, transfer, assign, farm-out, convey, or otherwise dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) other than: (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use, (iii) the transfer of the Rig Assets by the Borrower to the Rig Subsidiary in connection with the Rig Sale, and (iv) the Rig Sale.

(d)                                           Section 6.21 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.21.                         Non-Guarantor Subsidiary.  Notwithstanding anything to the contrary contained herein, including any provision of this Article VI, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of Tri-Flow or the Rig Subsidiary, (b) sell, assign, pledge, or otherwise transfer any of its Properties to Tri-Flow, (c) other than the Rig Assets, sell, assign, pledge, or otherwise transfer any of its Properties to the Rig Subsidiary  or (d) make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, Tri-Flow, the Rig Subsidiary or in any Properties of Tri-Flow or of the Rig Subsidiary other than the loans, advances, capital contributions, investments, and commitments made prior to the date hereof in Tri-Flow; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other than by appreciation).

(e)                                            Schedule 4.07 which is attached to the Credit Agreement is hereby replaced in its entirety with the Schedule 4.07 attached to this Agreement.

Section 4.                                          Mandatory Prepayment.  Within two Business Days after receipt of the proceeds from the Rig Sale (the “Asset Sale Proceeds”), the Borrower shall prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 100% of the Asset Sale Proceeds after payment of, or provision for, all fees and expenses incurred in connection with such Rig Sale.  The failure to comply with this Section 4 shall be an immediate Event of Default under the Credit Agreement.

Section 5.                                          Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other

Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 6.              Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 7.              Conditions to Effectiveness.  This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)               The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)              No Default shall have occurred and be continuing as of the Effective Date.

(c)               The representations and warranties in this Agreement shall be true and correct in all material respects.

(d)              The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 8.              Acknowledgments and Agreements.

(a)               The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)              The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)               Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)              From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)               This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 9.              Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 11.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 13.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 14.            Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC
CANO PETRO OF NEW MEXICO, INC.

	Each by:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,

	By:	/s/ Sean Murphy
Sean Murphy
Senior Vice President

NATIXIS, as a Lender

By:	/s/	Liana Tchernysheva
Name:		Liana Tchernysheva
Title:		Director

By:	/s/	Donovan C. Broussard
Name:		Donovan C. Broussard
Title:		Managing Director

Schedule A

Rig Assets

WELL SERVICING/CABLE TOOL RIGS

UNIT #313, 1989 FRANKS 1058/120 Explorer III Double Drum Well Servicing Unit, S/N-89024-7

UNIT #207, 1984 FRANKS 1058/120 Double Drum Well Servicing Unit, S/N-84002-7

UNIT #208, 1984 INGERSOLL RAND 1058 Well Servicing Unit, 200 Series, S/N-84003-7

UNIT #209, 1983 FRANKS 1058/120 Well Servicing Unit, S/N-83047-7T-40

UNIT #206, 1977 FRANKS Explorer Double Drum Well Servicing Unit, S/N-74045-7,

UNIT #317, 1974 FRANKS Explorer 1058 Double Drum Well Servicing Unit, S/N-N/A

UNIT #316, FRANKS Cruiser 44DTMS Well Servicing Unit, S/N-1683

UNIT #315, FRANKS 44 Pulling Unit, S/N-N/A

UNIT #314, 1966 FRANKS 1058DTM Rocket II Series Well Servicing Unit, S/N-66030-6

UNIT #212, 1963 FRANKS Double Drum Pulling SN #63038-1

UNIT #333, WALKER NEER C-33 Cable Tool Rig, S/N-N/A

UNIT #334, WALKER NEER C-33 Cable Tool Rig, S/N-N/A

TRUCKS AND OTHER EQUIPMENT

CABLE TOOLS (Group Value)

7” Casing Patch, (10) 4”-8” Clulow Sockets, (5) 4”-6” Latch Jacks, Circle w/Jacks, (4) 4”-6” Kick-Off Tools, (10) Sockets, (10) Friction Sockets, (10) Drill Stems, (3) Long Stroke Jars, (5) Drilling Jars, (20) Drill Bits, (10) Wireline Spears, (10) Cherry

ROLLING STOCK
1977 CHEVROLET Truck, VIN-CN1957V119993

1989 FORD Bucket Truck, VIN-1FDNK74P8KVA36049

1998 INTERNATIONAL 4900 Tester Truck, VIN-1HTSDAANXWH541390

1998 INTERNATIONAL 4900 Truck, VIN-1HTSDAAN3WH541389, w/Steamer

1998 INTERNATIONAL 4900 Boom Truck, VIN-1HTSDAAN1WH541391

UNIT #250, 1992 INTERNATIONAL 4900 Truck, VIN-1HTSDPNN4NH455505

UNIT #334, 1992 INTERNATIONAL 4900 Truck, VIN-1HTSDPNNXNH441060

UNIT #211, 1991 INTERNATIONAL 4700 Dump Truck, VIN-1HTSCNMPOMH392976

UNIT #313, 1987 INTERNATIONAL 50-Barrell Water Truck, VIN-1HTLDUXP5HH500120

UNIT #344, 1986 INTERNATIONAL Truck, VIN-1HTLCHXM0GHA52418

UNIT #314, 1984 INTERNATIONAL Truck, VIN-1HTLDUXN5EHA59313

UNIT #209, 1983 INTERNATIONAL 1845 Truck, VIN-1HTDA1957DHA16874

UNIT #212, 1981 INTERNATIONAL 1845 Truck, VIN-1HTAA1851BHA29279

UNIT #208, 1981 INTERNATIONAL 60-Barrell Water Truck, VIN-2HTAA185XBCA14643

1981 INTERNATIONAL Water Truck, VIN-1HTE23272BGA13344

UNIT #334, 1981 INTERNATIONAL Truck, VIN-1HTL23277BGA21737

UNIT #333, 1981 INTERNATIONAL Truck, VIN-1HTE23279BGA13180

UNIT #206, 1980 INTERNATIONAL 50-Barrell Water Truck, VIN-AA185KHA16565

1978 INTERNATIONAL Winch Truck, VIN-CF257HHA25445

UNIT #207, 1972 MACK 50-BARRELL Water Truck, VIN-R685ST29122

UNIT #250, 2005 FORD F350 1-Ton Pickup, VIN-1FDWF37P75ED29216, w/10-Barrell Tank, 2” MASSPORT Pump

UNIT #212, 2005 FORD F250 3/4-Ton 4WD Pickup, VIN-1FTNF21575EA33114

UNIT #315, 2005 FORD F250 3/4-Ton 4WD Pickup, VIN-1FTNF21555EA33113

UNIT # 201 FORD F150 1/2 TON

UNIT # 322 FORD F250 3/4 TON

1989 BELSCHE Backhoe Trailer, VIN-16JF01631K1020647

BELSCHE Backhoe Trailer, VIN-N/A

1967 BEAL Belly Dump Trailer, VIN-DHS8040671337

1983 MIM Vacuum Trailer, VIN-61681

(12) Assorted Tubing Trailers, VIN’s-N/A

(2) Flat Bed Trailers, VIN’s-N/A

Single Axle Poly Pipe Trailer, VIN-N/A

Poly Pipe Fusion Machine Trailer, VIN-N/A

Pressure Washer Trailer, VIN-N/A

Lighting Trailer, VIN-N/A

CONSTRUCTION EQUIPMENT

1998 CASE 580 SL Loader Backhoe, S/N-JJG0204096

1982 CATERPILLER 140G Motor Grader, S/N-72V06257

2005 CASE 580

RELATED EQUIPMENT

(4) BOWEN Series-150, 3-3/4” Overshots, (28) #37590 Grapples, (16) Grapple Controls, (6) Top Subs, (5) Guides

(1) BOWEN Series-150, 4-11/16” Overshot, (91) #6662 Grapples, (40) Grapple Controls, (8) Top Guides, (8) Lip Guides

(1) BOWEN Series-70, 4-11/16” Short Catch Overshot, (23) #10546 Grapples, (1) Grapple Control

(1) BOWEN Series-70, 3-3/4” Short Catch Overshot, (13) #13538 Grapples, (2) Grapple Controls

(1) BOWEN 4-11/16” Clulow Socket, (3) Slips

(1) BOWEN 3-3/4” Clulow Socket, (11) Slips

(4) BOWEN-ITCO 2-3/8” Tubing Releasing Spear, (12) #1348 Grapples

(1) BOWEN 5” Tubing Spear, (4) #9682 Grapples

(1) BOWEN 4” Tubing Spear, (2) #9487 Grapples

(3) Assorted Casing Scrapers, 4”-7”

(2) 3-3/4” Bumper Subs, (3) Bumper Sub Scratchers

2-3/8” — 2-7/8” Bulldog Spears

Rope Knife w/Long Stroke Jars

MYT Slip Type Elevator, (3) Sets Slips

LYT Slip Type Elevator, (9) Sets Slips

5/8”, 3/4”, 7/8” Deep Hole Rod Elevators

1/2”, 5/8”, 3/4” Shallow Hole Rod Elevators

(6) Single Latch Elevators, 3-1/2” Tubing Elevator, 4-1/2” Casing Elevator, 5-1/2” Elevator

(2) Deep Well Slips, w/2-3/8”, 2-7/8”, 3-1/2”, 4-1/2”, 5-1/2” Slips

(2) Drill Collar Safety Clamps, w/Wrench, Inserts

(5) 3-3/4” Drill Collars

(75) Assorted Crossover Subs, 2-3/8” EUE, 2-3/8” Reg, 2-3/8” IF, 2-7/8” EUE, 3” Pin, 3-1/2” Reg

Oil Saver

(3) TOTCO Pad Type Weight Indicators

Flange Type Stripper Head, w/4”, 5”, 7” Flanges

1997 Mack Bobtail 80 bbl water truck 1M2P267C2VM029703

1990 Ford F-450 winch truck 2FDLF47GXLCA58924

1992 Franks Double Drum Pulling Unit w/ Mack Chassis Hand tools, sand pump and bailer, tongs

1976 Franks Double Drum Pulling Unit w/ carrier frame hand tools, sand pump and bailer, tongs 6VAD92906

Tandem axle homemade tubing trailer
Poly pipe trailer
Single axle homemade trailer tubing trailer

Dozer / Trailor
316 2006 F-250 #19675
333 2006 F-250 #19958

1998 Case 580 SL Loader Backhoe, S/N-JJG0258766

Schedule 4.07
Litigation

Burnett:

On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The owner of the remainder of the mineral estate, Texas Christian University, has intervened in the suit joining the plaintiffs’ request to terminate certain oil and natural gas leases.

The plaintiffs in the above action (i) allege negligence and (ii) seek damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses totaling approximately $1.7 million to $1.8 million.  In addition, the plaintiffs seek (i) termination of certain oil and natural gas leases, (ii) reimbursement for their attorney’s fees (in the amount of at least $549,000) and (iii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership.

On June 21, 2007, the Judge of the 100th Judicial District Court issued a Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs’ claims for (i) breach of contract/termination of an oil and gas lease; and (ii) negligence; and (b) granting the plaintiffs’ no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.  The Final Judgment has been appealed.

Adcock:

On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Adcock”).  There are 47 plaintiffs and three groups of intervenors that claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.

The plaintiffs and intervenors (i) allege negligence, res ipsa loquitor, trespass and nuisance and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling $11,297,684.  In addition, the plaintiffs and intervenors seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership.  On August 28, 2007, one of the intervenors, Travelers Lloyds Insurance Company, filed a Notice of Nonsuit requesting the court to sign an order dismissing its claims, which seek approximately $367,627 of total damages, without prejudice.   The Court granted the Nonsuit on September 12, 2007.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Adcock case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

Hutchinson:

On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Hutchinson”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence and trespass and (ii) seek undisclosed damages, including, but not limited to, damages to their land and certain remedial expenses.  In addition, the plaintiffs seek exemplary damages.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted the Company’s motion to transfer and transferred this case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

On October 3, 2007, Firstbank Southwest, as Trustee for the John and Eddalee Haggard Trust, intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the Hutchinson case.  The intervenor claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The intervenor (i) alleges negligence and (ii) seeks undisclosed damages, including, but not limited to damages to their land and certain remedial expenses.

Chisum:

On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1923, Chisum Family Partnership, Ltd. v. Cano, W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Chisum”).  The plaintiff claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiff (i) alleges negligence and trespass and (ii) seeks undisclosed damages, including, but not limited to, damages to their land and certain remedial expenses.  In addition, the plaintiffs seek exemplary damages.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted the Company’s motion to transfer and transferred this case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

Martinez:

On July 3, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1928, Rebecca Lee Martinez, et al v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and WO Energy, Inc. (“Martinez”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.  The plaintiffs (i) allege negligence and (ii) seek undisclosed damages for the wrongful death of two relatives, Gerardo Villarreal and Medardo Garcia, who they claim died as a result of the fire.  An additional heir of one of Medardo Garcia has intervened in this case alleging similar claims.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Martinez case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

The plaintiffs and intervenor nonsuited this case on December 19, 2007 and refiled in the 348th Judicial District Court of Tarrant County, Texas as part of the Valenzuela case described below.

Villarreal:

On August 9, 2006, the following lawsuit was filed in the 233rd Judicial District Court of Gray County, Texas, Yolanda Villarreal, Individually and on behalf of the Estate of Gerardo Villarreal v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and WO Energy, Inc. (“Villarreal”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and (ii) seek undisclosed damages, including exemplary damages, for the wrongful death of Gerardo Villarreal who they claim died as a result of the fire.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable under vicarious liability theories.  Relatives of Roberto Chavira have intervened in the case alleging similar claims regarding the death of Roberto Chavira.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Martinez case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 233rd District Court until the 200th District Court resolves all pretrial matters and remands this case to the 233rd District Court for trial.

SPS:

On March 14, 2007, the following lawsuit was filed in 100th Judicial District Court in Carson County, Texas; Cause No. 9994, Southwestern Public Service Company d/b/a Xcel Energy v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“SPS”). The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.

The plaintiff (i) alleges negligence and breach of contract and (ii) seeks $1,876,000 in damages for loss and damage to transmission and distribution equipment, utility poles, lines and other equipment.  In addition, the plaintiff seeks reimbursement for its attorney’s fees.  On May 15, 2007, three new plaintiffs (one of which is a former plaintiff in the Adcock matter) intervened in the lawsuit and (i) allege negligence, res ipsa loquitor, nuisance, and trespass and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $201,280.  In addition, the intervenors seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The intervenors also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the SPS case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 100th District Court until the 200th District Court resolves all pretrial matters and remands this case to the 100th District Court for trial.

On January 10, 2008, Philip L. Fletcher intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case.  The intervenor (i) alleges negligence, trespass and nuisance and (ii) seeks damages, including, but not limited to, damages to his livestock, attorney’s fees and exemplary damages.  The intervenor also claims that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On January 15, 2008, the Jones and McMordie Ranch Partnership intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case.  The intervenor (i) alleges negligence, trespass and nuisance and (ii) seeks exemplary damages.  The intervenor also claims that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

Burgess:

On May 2, 2007, the following lawsuit was filed in the 84th Judicial District Court of Hutchinson County, Texas, Case No. 37,619, Gary and Genia Burgess, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Burgess”).  Eleven plaintiffs claim that electrical wiring and equipment relating to oil and gas operations of the Company or certain of its subsidiaries started a wildfire that began on March 12, 2006 in Carson County, Texas.  Five of the plaintiffs are former plaintiffs in the Adcock matter.  The plaintiffs (i) allege negligence, res ipsa loquitor, nuisance, and trespass and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $1,152,480.  In addition, the plaintiffs seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Burgess case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 84th District Court until the 200th District Court resolves all pretrial matters and remands this case to the 84th District Court for trial.

MDL Case:

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s Motion to Transfer Related Cases to Pretrial Court pursuant to Texas Rule of Judicial Administration 13.  The Panel transferred to a single pretrial court for consideration of pretrial matters of all pending cases (Adcock, Chisum, Hutchison, Villarreal, Martinez, Southwestern Public Service Company d/b/a Xcel Energy, Burgess, identified above) that assert claims against the Company and its subsidiaries related to wildfires beginning on March 12, 2006.  The Panel transferred all pending cases to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  On October 19, 2007, the Court entered a Case Management Order settling deadlines for completion of discovery in January and February of 2008 and a hearing date for summary judgment motions on April 14, 2008.

On December 19, 2007, the plaintiffs and intervenor in the Martinez case nonsuited their claims in the consolidated case.

Valenzuela:

On December 18, 2007, the following lawsuit was filed in the 348th Judicial District Court of Tarrant County, Texas, Case No. 348-227907-07, Norma Valenzuela, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Valenzuela”).  Six plaintiffs, including the two plaintiffs and intervenor from the nonsuited Martinez case, claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence and (ii) seek undisclosed damages for the wrongful death of four relatives, Manuel Dominguez, Roberto Chavira, Gerardo Villarreal and Medardo Garcia, who they claim died as a result of the fire.  In addition, plaintiffs seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.   The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.  Cano and its subsidiaries have not yet answered the lawsuit but intend to file a notice of tag along to transfer the case to the MDL proceeding in the 200th Judicial District Court of Travis County, Texas.

Due to the inherent risk of litigation, the outcome of the cases listed above is uncertain and unpredictable; however, at this time, Cano management believes the suits are without merit and is vigorously defending itself and its subsidiaries.